EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Melissa Rose
877-645-6464
Media Contact:	Erin Somers
410-953-2405

TICKER SYMBOL CHANGES FOR MAGELLAN HEALTH SERVICES

COLUMBIA, Md. — November 13, 2003 — Magellan Health Services, Inc. (OTCBB: MGLHQ) today announced that it has received a new ticker symbol from the OTC Bulletin Board.  As of November 12, the new ticker symbol is MGLHQ.  The Company’s stock previously traded under the ticker symbol MGLH.

Magellan’s shareholders are invited to visit the Investor Relations area of the Company’s Web site at www.magellanhealth.com for information on the Company and answers to frequently asked questions regarding Magellan’s stock.

About Magellan:  Headquartered in Columbia, Md., Magellan Health Services (OTCBB: MGLHQ), is the country’s leading behavioral managed care organization.  Its customers include health plans, corporations and government agencies.

Safe Harbor Statement:  Certain of the statements made in this document may constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements. Any forward-looking statements made in this document are qualified in their entirety by the complete discussion of risks set forth under the caption “Cautionary Statements” in Magellan’s Transition Report on Form 10-K for the transition period from October 1, 2002 to December 31, 2002 filed with the Securities and Exchange Commission on August 12, 2003.

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